Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of DLH Holdings Corp. on Form S-3 (File Nos. 333-217777, 333-215405, 333-184912, 333-120423, and 333-74478) and on Form S-8 (File Nos. 333-225153, 333-212702, 333-197374, 333-178830, 333-143951, and 333-73426) of our report dated August 1, 2019, related to our audit of the financial statements of Social & Scientific Systems, Inc. as of and for the years ended December 31, 2018 and 2017, included in this Current Report on Form 8-K/A.

/s/ Aronson LLC

Aronson, LLC
Rockville, Maryland
August 2, 2019

{N0225470 }